UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2022

Outbrain Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40643	20-5391629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West 19th Street

New York, NY 10011

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (646) 867-1049

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director. Effective April 21, 2022, Yaffa Krindel joined the Board of Directors (the “Board”) of Outbrain Inc. (the “Company”). Ms. Krindel will serve as a Class II director with a term expiring at the Company’s 2023 Annual Meeting of Stockholders. Ms. Krindel has been appointed to serve as a member of the Audit Committee and as a member of the Compensation Committee.

Ms. Krindel has served as a director of Sol Gel Technologies (NASDAQ:SLGL) since March 2018; as a director of BGN Technologies, the technology transfer company of Ben Gurion University, since May 2011; and also serves as a director of several privately held companies. Ms. Krindel served on the board of the following NASDAQ-traded companies until their acquisition or merger: BreezeCOM Ltd. (NASDAQ:BRZE) from August 1993 until August 2001, Fundtech Ltd. (NASDAQ:FNDT) from February 2004 until November 2011, Voltaire Ltd. (NASDAQ:VOLT) from February 2008 until February 2011, Syneron Medical Ltd. (NASDAQ:ELOS) from November 2005 until July 2017 and Itamar Medical Ltd. (NASDAQ:ITMR) from June 2016 until December 2021. From 1997 to 2007, Ms. Krindel served as managing partner of Star Ventures, a German-Israeli venture capital firm. Previous leadership roles included Chief Financial Officer and VP Finance of Lannet Data Communications Ltd. (NASDAQ: LNTF) from February 1992 until June 1996 and corporate treasurer of Rotem Amfert from April 1986 until January 1992. Ms. Krindel holds a BA in Economics and Far Eastern Studies from the Hebrew University of Jerusalem and an MBA from the Tel Aviv University.

The Board has determined that Ms. Krindel is independent under the rules of The Nasdaq Stock Market LLC (“Nasdaq”) and also meets the heightened standards of independence for audit committee and compensation committee membership under the applicable rules of the U.S. Securities and Exchange Commission (“SEC”) and Nasdaq. The Board has also determined that Ms. Krindel qualifies as an “audit committee financial expert” under SEC rules.

Ms. Krindel’s compensation will be consistent with that of other non-employee directors paid by the Company to its non-employee directors as generally described under “Director Compensation” in the Company’s prospectus filed with the SEC dated July 22, 2021. There are no arrangements or understandings between Ms. Krindel and any other person pursuant to which she was selected as a director, and there are no transactions related to the Company in which Ms. Krindel has an interest requiring disclosure under Item 404(a) of Regulation S-K. Additionally, in connection with her appointment, Ms. Krindel will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.1 to the Company’s Form S-1, as amended, filed with the SEC on June 29, 2021 and is incorporated by reference herein.

Resignation of a Director.  On April 22, 2022, Mr. Dominique Vidal, a member of the Board, informed the Company that he would resign as a Class I director effective as of that date. Mr. Vidal’s decision to resign was not the result of any disagreement with the Company. The Company sincerely thanks Mr. Vidal for his years of distinguished service on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OUTBRAIN INC.

Date: April 25, 2022	By:	/s/ David Kostman
Name: David Kostman
Title: Co-Chief Executive Officer